Exhibit 99.4

Offer to Exchange

8.250% Senior Notes due 2018

(Registered Under The Securities Act of 1933)

For Any and All Outstanding

8.250% Senior Notes due 2018

of

JABIL CIRCUIT, INC.

To Our Clients:

Enclosed is a Prospectus, dated          , 2008, of Jabil Circuit, Inc., a Delaware corporation (the “Company”), and a related Letter of Transmittal (which together constitute the “Exchange Offer”) relating to the offer by the Company to exchange its new 8.250% Senior Notes due 2018 (the “New Securities”) registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its issued and outstanding 8.250% Senior Notes due 2018 ( the “Old Securities”) upon the terms and subject to the conditions set forth in the Exchange Offer.

Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on          , 2008 unless extended (the “Expiration Date”).

The Exchange Offer is not conditioned upon any minimum number of Old Securities being tendered.

We are the holder of record and/or participant in the book-entry transfer facility of Old Securities held by us for your account. A tender of such Old Securities can be made only by us as the record holder and/or participant in the book-entry transfer facility and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Securities held by us for your account.

We request instructions as to whether you wish to tender any or all of the Old Securities held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the Letter of Transmittal.

Pursuant to the Letter of Transmittal, each holder of Old Securities will represent to the Company that (i) the holder is not an “affiliate” of the Company, (ii) any New Securities to be received by the holder are being acquired in the ordinary course of its business, and (iii) the holder has no arrangement or understanding with any person to participate, and is not engaged and does not intend to engage, in a distribution (within the meaning of the Securities Act) of such New Securities. If the tendering holder is a broker-dealer that will receive New Securities for its own account in exchange for Old Securities, we will represent on behalf of such broker-dealer that the Old Securities to be exchanged for the New Securities were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Securities. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Securities, such broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

In addition, your attention is directed to the following:

1. New Securities will be issued in the same aggregate principal amount as Old Securities accepted in the Exchange Offer. You may instruct us to tender some or all of your Old Securities in the Exchange Offer.

2. The Exchange Offer will expire at 5:00 p.m., New York City time on          , 2008, unless extended. Tenders of Old Securities may be withdrawn at any time prior to 5:00 p.m., New York City time on the Expiration Date.

3. If you wish to tender any or all of your Old Securities, we must receive your instructions in ample time to permit us to effect a valid tender on your behalf on or prior to the Expiration Date.

If you wish to have us tender any or all of your Old Securities held by us for your account upon the terms set forth in the Prospectus and Letter of Transmittal, please so instruct us by completing, executing and returning to us the instruction form below. If you authorize the tender of your Old Securities, all such Old Securities will be tendered unless otherwise specified in your instructions below. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR PRIOR TO THE EXPIRATION DATE.

The Exchange Offer is not being made to (nor will tenders of Old Securities be accepted from or on behalf of) holders of Old Securities in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction. However, the Company, in its sole discretion, may take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction, and may extend the Exchange Offer to holders of Old Securities in such jurisdiction.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned hereby acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by Jabil Circuit, Inc. with respect to its Old Securities.

This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Securities held by you for the account of the undersigned.

The aggregate face amount of the Old Securities held by you for the account of the undersigned is (fill in amount):

$

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐ To TENDER the following Old Securities held by you for the account of the undersigned (insert principal amount of Old Securities to be tendered, if any):

$

☐ NOT to TENDER any Old Securities held by you for the account of the undersigned.

If the undersigned instructs you to tender the Old Securities held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as beneficial owner(s), including but not limited to the representations, that (i) the undersigned is not an “affiliate” of the Company, (ii) any New Securities to be received by the holder are being acquired in the ordinary course of its business, and (iii) the undersigned has no arrangement or understanding with any person to participate, and is not engaged and does not intend to engage, in a distribution (within the meaning of the Securities Act) of such New Securities. If the undersigned is a broker-dealer that will receive New Securities for its own account in exchange for Old Securities, it represents that such Old Securities were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus (or to the extent permitted by law, make available a prospectus) to purchasers meeting the requirements of the Securities Act in connection with any resale of such New Securities. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Securities, such broker-dealer is not deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE UNDERSIGNED. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date: